UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2005

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry into a Material Definitive Agreement.

(a) On March 10, 2005, the Board of Directors of Safeway Inc. approved the terms of a Supplemental Retirement Benefit Agreement (the “Agreement”) between Safeway Inc. and Steven A. Burd, its President and Chief Executive Officer. The Agreement was previously approved and recommended by the Executive Compensation Committee. In making its recommendation, the Committee reviewed comparative data from approximately 150 public companies and from certain companies in the food industry. The Committee determined that Mr. Burd’s retirement benefit was below that for chief executive officers of the companies examined. In order to retain Mr. Burd’s services and to make his retirement benefits comparable to those of other executives, the Committee approved the terms set forth in the Agreement, which will place Mr. Burd approximately at the median of the executives examined.

Under the terms of the Agreement, Mr. Burd’s retirement benefit is calculated as a percentage of his final average compensation. If Mr. Burd terminates employment with Safeway Inc. at age 55, Mr. Burd is eligible to receive a retirement benefit equal to 50% of his final average compensation, and this percentage increases by 1% for each full year of service up to a maximum of 60% of his final average compensation. Any amount determined pursuant to this formula will be offset by the actuarial equivalent of Mr. Burd’s benefits under the Employee Retirement Plan of Safeway Inc., the Retirement Restoration Plan of Safeway Inc. and any other of Mr. Burd’s defined benefit retirement plans or programs. Mr. Burd is currently 55 years old.

For purposes of the Agreement, final average compensation means the average of Mr. Burd’s base salary and bonus for the five consecutive years during Mr. Burd’s final ten years of service during which the total of his base salary and bonus was the highest.

A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(b) On March 10, 2005, the Board of Directors of the Company approved an amendment to the Safeway Inc. 1999 Amended and Restated Equity Participation Plan. The Plan previously was amended on June 2, 2004, subject to stockholder approval, to revise the terms of option awards to new directors and to eliminate the annual automatic grant of stock options to continuing directors. The Company has determined that stockholder approval is not required for the 2004 amendments under the New York Stock Exchange listing standards, and this current amendment eliminates the condition requiring stockholder approval.

A copy of the amendment dated March 10, 2005 to the Company’s 1999 Amended and Restated Equity Participation Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item	5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 10, 2005, Safeway Inc. issued a press release announcing the resignation, effective March 31, 2005, of Peter A. Magowan from the Company’s Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item	5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 10, 2005, the Board of Directors of Safeway Inc. amended the By-Laws of the Company. Specifically, the first sentence of Section 1 of Article III of the Company’s By-Laws was amended, effective March 31, 2005, to decrease the number of directors constituting the Board from ten to nine.

A copy of the text of the By-Law amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item	5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 10, 2005, the Board of Directors of the Company approved a Code of Business Conduct and Ethics, which covers all employees and directors of the Company. The new Code of Business Conduct and Ethics encompasses and supersedes the Code of Business Conduct and Ethics for the Company’s Senior Officers, which has been posted on the Company’s web site. The new Code of Business Conduct and Ethics is available at www.safeway.com/investor_relations.

A copy of the Code of Business Conduct and Ethics is attached hereto as Exhibit 14 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

(b)	Exhibits.

3.2.	A copy of the text of an amendment to the Company’s By-Laws, adopted as of March 10, 2005.

10.1*	Supplemental Retirement Benefit Agreement between Safeway Inc. and Steven A. Burd.

10.2*	Amendment dated March 10, 2005 to the Amended and Restated 1999 Equity Participation Plan of Safeway Inc.

14.	Safeway Inc. Code of Business Conduct and Ethics.

99.1	Press Release dated March 10, 2005.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: March 14, 2005	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.

3.2.	A copy of the text of an amendment to the Company’s By-Laws, adopted as of March 10, 2005.

10.1*	Supplemental Retirement Benefit Agreement between Safeway Inc. and Steven A. Burd.

10.2*	Amendment dated March 10, 2005 to the Amended and Restated 1999 Equity Participation Plan of Safeway Inc.

14.	Safeway Inc. Code of Business Conduct and Ethics.

99.1	Press Release dated March 10, 2005.

*	Management contract or compensatory plan or arrangement.